Exhibit 10.44

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (“Agreement”) is made as of May 7, 2007 by and among, GMH MILITARY HOUSING LLC , a Delaware limited liability company, and GMH MILITARY HOUSING DEVELOPMENT LLC, a Delaware limited liability company, GMH MILITARY HOUSING MANAGEMENT LLC, a Delaware limited liability company, GMH MILITARY HOUSING INVESTMENTS, LLC, a Delaware limited liability company, GMH AETC MANAGEMENT/DEVELOPMENT LLC, a Delaware limited liability company, GMH NORTHEAST HOUSING DESIGN/BUILD LLC, a Delaware limited liability company, GMH COMMUNITIES TRS, INC., a Delaware corporation, GMH/BENHAM MILITARY COMMUNITIES LLC, a Delaware limited liability company, GMH/PHELPS MILITARY COMMUNITIES LLC, a Delaware limited liability company, GMH MILITARY HOUSING—AETC LIMITED PARTNER LLC, a Delaware limited liability company, GMH MILITARY HOUSING—CARLISLE/PICATINNY LIMITED PARTNER LLC, a Delaware limited liability company, GMH MILITARY HOUSING—BLISS/WSMR LIMITED PARTNER LLC, a Delaware limited liability company(individually and collectively, the “Guarantor”), GMH COMMUNITIES, LP, a Delaware limited partnership (“Issuer”)( Issuer and Guarantor are sometimes collectively or individually, the “Pledgor”) and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as trustee (together with any successor trustee hereunder, the “Trustee”).

R E C I T A L S:

A.            Pursuant to that certain Trust Indenture of even date herewith between Issuer and Trustee (“Indenture”), the Issuer will issue notes (the “Notes”) in the aggregate principal amount of  One Hundred Million Dollars ($100,000,000.00) as such amount may be increased, if any, pursuant to the Indenture.  Capitalized terms used but not otherwise defined in Section 16 or herein shall have the meanings given to them in the Indenture.

B.            The Guarantor has guaranteed the Notes and other Obligations under the Indenture pursuant to the Guaranty.

C.            To secure Guarantor’s obligations under the Guaranty and the Issuer’s obligations under the Indenture and to ensure the timely payment of the Notes and the performance of Issuer’s other Obligations under and in accordance with the Indenture, Guarantors and Issuer are required, among other things, to pledge, and by this Agreement do pledge, among other things, all of their right, title and interest in, to and under the revenues, member interest proceeds and other collateral set forth in Schedule A (the “Pledged Proceeds”), including, without limitation the Revenues and Preferred Returns.

NOW, THEREFORE, in consideration of the foregoing and in order to induce parties to buy the Notes, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                       GRANT OF SECURITY INTEREST.

1.01.        Pledged Collateral.  As security for the full and punctual payment and performance of Guarantor’s Obligations under the Guaranty and Issuer’s obligations under the Indenture, Guarantor and Issuer hereby grant, pledge, hypothecate, transfer and assign to Trustee a first priority and continuing lien on and first priority security interest in all of Pledgor’s right, title, ownership, equity or other interests in and to the following, whether now owned or hereafter acquired, now existing or hereafter arising and wherever located (collectively, the “Pledged Collateral”):

(A) Pledgor’s right, title and interest in and to the revenues, payments, and any sums paid to Pledgor under the contracts and Pledged Collateral identified on Schedule A, Section 1 together with all money, cash, contracts rights, intangibles, payment intangibles, accounts, financial assets, instruments, chattel paper, general intangibles interests related to such contracts and proceeds therefrom, including, without limitation, the Revenues.

 (B)          (i) all fees payable to Pledgor, income of Pledgor, and any and all profits, losses, payments of any kind, allocations and distributions (“Distributions”) from the entities and Pledged Collateral listed in Schedule A Section 2 and any successors thereto (“Distributing Entities”) and related contracts, investment property, and equity as well as the proceeds of any Distribution therefrom, whether arising under the terms of any constituent documents of the Distributing Entity or otherwise,

(ii) all other payments, if any, due or to become due, to Pledgor and all other present or future claims by Pledgor with respect to any Distributing Entity, or in respect of any Distributions, under or arising out of (a) any Governing Document of any Distributing Entities, (b) monies advanced, for services rendered or otherwise, (c) any other contractual obligations, commercial tort claims, supporting obligations, damages for contractual breach, insurance proceeds, condemnation awards or other amounts due to Pledgor from the Distributing Entities or with respect to the Distributing Entities, (d) Pledgor’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the ownership of the Distributing Entities, (collectively, “Ownership Rights”), (e) to the extent permitted by applicable law, Pledgor’s rights, if any, in any Distributing Entity pursuant to any Governing Document of any Distributing Entity, or at law, to exercise and enforce every right, power, remedy, authority, option and privilege of Pledgor relating to any Pledged Proceeds, including without limitation, the right to execute any instruments and to take any and all other action on behalf of and in the name of Pledgor in respect of any Pledged Proceeds, (collectively, “Enforcement Rights”), (f) to the extent permitted by the constituent documents of the Distributing Entity or applicable law, (1) exercise any and all voting, consent and management rights of Pledgor in or with respect to any Distributing Entity, (2) exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval with respect to any Distributing Entity, (3) enforce or execute any checks, or other instruments or orders of any Distributing Entity, and (4) file any claims and to take any action in connection with any of the foregoing, together with full power and authority to demand, receive, enforce or collect any of the foregoing or any property of any Distributing Entity, (g) all

Investment Property (as such term is defined in Section 9-102 of the Uniform Commercial Code in effect in the Delaware, as amended, modified, revised or restated from time to time, issued by or relating to any Distributing Entity, or otherwise relating to the Distributing Entities, (h) to the extent not otherwise included:  (1) all assets and personal property of Pledgor in any way arising from, related to, or pertaining to Pledgor’s right, title and interest in and to the Distributing Entity or any Pledged Collateral; and (2) all proceeds of any or all of the foregoing (including, without limitation, insurance proceeds and distributions on the Pledged Collateral), as applicable, and (i) all of Issuer’s and any Guarantor’s interest in any deposit account in which Pledged Proceeds or Pledged Collateral are deposited (all of clause (B) sometimes called the “Preferred Returns”). Pledged Collateral also includes, without limitation, all proceeds of any and all of the foregoing.

Notwithstanding anything in this Agreement to the contrary: (i) no pledge or security interest is granted in this Agreement with respect to any Equity Interest in any Distributing Entity, other than (y) any newly-issued Equity Interest in any Distributing Entity, or (z) an Equity Interest distributed as a dividend or distribution by a Distributing Entity; (ii) the sole purpose of the grant or pledge of a security interest in contract rights, contractual obligations, commercial tort claims, supporting obligations, damages, Ownership Rights, rights in any Governing Entity, Enforcement Rights, the exercise or enforcement of any rights referred to in Section 1.01(B)(ii)(f), shall be to facilitate, after the occurrence of an Event of Default, Trustee’s realization of the portion of the Collateral that constitutes money, cash, payments, fees, returns, and sums that arise from Preferred Returns or Revenues from Military Housing Projects; and (iii) any Equity Interests in an Affiliate of Issuer formed or acquired after the Effective Date for the purpose of owning, operating, developing, or managing, any military housing privatization project that is not an existing Military Housing Project.

In addition, notwithstanding anything to the contrary contained in this Agreement, only 90% of any Distributions from Preferred Returns that are distributed from Stewart Hunter Housing LLC, Walter Reed/Fort Detrick Housing LLC, Fort Hamilton Housing LLC, Navy Northeast LLC, Fort Bliss/White Sands Missile Range Housing LP and Fort Gordon Housing LLC, and 80% of any Distributions from Preferred Returns that are distributed from AETC Housing LP, shall be pledged hereunder.

1.02.        Investment Property and Contract Rights.  It is the intention of Pledgor and Trustee that at all times while any Note remains outstanding, the Pledged Collateral shall constitute, without limitation, cash or money, payment intangibles, instruments, chattel paper, general intangibles, accounts, investment property, contract rights and general intangibles and to that end, Pledgor shall take, and shall cause each Distributing Entity to take, all necessary action to obtain such classifications pursuant to the UCC.

1.03.        Perfection of Security Interest.  On or before the Effective Date and during the term of the Obligations as required by the Trustee, Pledgor will (a) execute and deliver to Trustee for filing one or more financing statements in connection with the Pledged Collateral in the form required to properly perfect Trustee’s security interest in the Pledged Collateral in all jurisdictions deemed appropriate by Trustee, to the full extent that such security interest in the Pledged Collateral may be perfected by such a filing, (b) with respect to any Equity Interest in a

Distributing Entity that is distributed by a Distributing Entity and is represented by a partnership certificate, member certificate or stock certificate, or any other instrument, note, chattel paper or certificate qualifying as Investment Property (“Certificated Securities”), deliver to Trustee such Certificated Securities in each Distributing Entity, duly endorsed or subscribed in blank, or accompanied by appropriate stock powers or other instruments of transfer, pledge or assignment, or enter into such other arrangement, as necessary to give control of any Investment Property to Trustee within the meaning of Section 8-106 of the UCC, (c) with respect to any Equity Interest that is not represented by a Certificated Security, enter into such control agreements or other arrangements with Trustee and with any Distributing Entity, as necessary to give control of any Investment Property to Trustee within the meaning of Section 8-106 of the UCC, (d) enter into or cause the appropriate party to enter into a control agreement prepared by Trustee sufficient to perfect the interest of Trustee in any Deposit Account, (e) with respect to each Pledged Proceed identified in Schedule A, send an irrevocable direction letter as required by Trustee, in the form of Exhibit A-1 or such other form as Trustee shall require and obtain a copy executed by the Distributing Entity or such other party as the Trustee shall direct, and (e) promptly take all other actions required to perfect the security interest of Trustee in the Pledged Collateral under applicable law.

1.04.        Registration of Pledge.  Concurrently with the execution of this Pledge Agreement, Pledgor shall deliver to each Distributing Entity and receive a copy executed by Pledgor acknowledging compliance therewith written instructions substantially in the form of Exhibit A-1, or Exhibit A-2 and shall cause each Distributing Entity to deliver to Trustee an Initial Transaction Statement in the form of Exhibit B-1, confirming that such Distributing Entity has noted the pledge effected by this Pledge Agreement on its books.

1.05.        Post-Closing Pledged Collateral.  After the Effective Date, Pledgor will concurrently take the actions contemplated by clauses (a) through (e) of Section 1.03 with respect to any and all additional Collateral acquired by Pledgor (including, without limitation, cash or money, any newly issued Equity Interests of a Distributing Entity, any conversion of a pre-existing Equity Interest, any Deposit Accounts, accounts and any Non-Cash Distributions (defined herein), as applicable.  Pledgor will promptly thereafter deliver to Trustee written instructions and Transaction Statements in substantially the same form as Exhibit A-1 or Exhibit A-2, and Exhibit B-1, and such additional certificates reasonably requested by Trustee, describing such Equity Interests and certifying that the same have been pledged to Trustee hereunder as additional Pledged Collateral.

2.                                       POWERS OF PLEDGOR.

2.01.        Powers.  The Pledged Collateral will be used and distributed pursuant to the terms of the Indenture.

2.02.        Powers Upon Event of Default.  Upon the occurrence of an Event of Default, the Trustee shall have in addition to the remedies in the Indenture, the remedies provided Article 7 below.

3.                                       REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR.

Pledgor hereby covenants with Trustee, and represents and warrants to Trustee as of the Effective Date and until the indefeasible payment in full of all Obligations as follows:

3.01.        Percentage Ownership.  Pledgor owns the percentage of the Distributing Entity set forth in Schedule A with respect to the Pledged Proceeds.  Pledgor does not have outstanding any options or rights or other agreements to acquire or sell or otherwise transfer all or any portion of any Pledged Proceeds.

3.02.        Title to Pledged Collateral.  Pledgor validly acquired and is the legal and beneficial owner of the Pledged Collateral in which it has granted a security interest herein, free and clear of all Liens except such as are created pursuant to this Pledge Agreement and Permitted Liens.  Pledgor has the legal right to pledge and grant a security interest in the Pledged Collateral as herein provided without the consent of any other Person, other than any such consent that has been obtained.  Pledgor will have like title in, and the right to pledge, any other property at any time hereafter acquired by Pledgor and pledged to Trustee as Pledged Collateral hereunder.

3.03.        Defense of Title.  Pledgor will defend Trustee’s right, title and interest in and to the Pledged Collateral against the claims and demands of all other Persons.

3.04.        No Transfer.  Except for the Transfer effected by this Pledge Agreement, Pledgor will not Transfer the Pledged Collateral, or any portion thereof, or suffer or permit any Transfer thereof to occur, other than a transfer permitted under the Indenture, if any, made under and in accordance with the terms of the Indenture.  Any Transfer made in violation of the foregoing provisions shall be an immediate Event of Default hereunder without notice or opportunity to cure and shall be void and of no force and effect, and upon demand of Trustee, shall forthwith be cancelled or satisfied by an appropriate instrument in writing.  The foregoing shall not be deemed to limit Pledgor’s use of such cash or proceeds of Collateral except during the continuance of an Event of Default.

3.05.        Perfected Security Interest.  Giving effect to this Pledge Agreement, Trustee has, with respect to all Pledged Collateral owned by Pledgor on the Effective Date, and will have with respect to any other property at any time hereafter acquired by Pledgor and pledged to Trustee as Pledged Collateral hereunder, a valid, perfected and continuing first lien upon and security interest in the Pledged Collateral.

3.06.        No Financing Statements.  Except for financing statements filed or to be filed in favor of Trustee as secured party, or such other financing statements expressly permitted with Trustee’s prior written consent, which may be withheld in Trustee’s sole and absolute discretion, there are not now, and will not in the future be, and Pledgor will not execute, any financing statements under the UCC covering any or all of the Pledged Collateral, and no such financing statements are, or will be, filed in any public office.

3.07.        No Certificated Securities.  Pledgor represents and warrants that none of the Pledged Proceeds is issued in the form of a Certificated Security and covenants and agrees that it shall not permit any Distributing Entity to convert existing Pledged Proceeds, or issue new Equity Interests, in the form of Certificated Securities.  Notwithstanding the foregoing, Pledgor shall promptly notify Trustee if any Equity Interests with respect to a Distributing Entity

(whether now owned or hereafter acquired by Pledgor) is or becomes evidenced by a Certificated Security, and shall promptly thereafter take all actions required to perfect the security interest of Trustee in such Equity Interest under applicable law as required under Section 1.03.  Pledgor further agrees to take such actions as Trustee deems necessary or desirable to effect the foregoing and to permit Trustee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel satisfactory to Trustee with respect to any such pledge of Equity Interests which are Certificated Securities promptly upon request of Trustee.

3.08.        Fully Paid and Non-Assessable.  All of the Pledged Proceeds has been duly authorized and validly issued and is fully paid and non-assessable, and is subject to no options to purchase or similar rights of any Person, except for the Existing Line of Credit, which shall be paid within five (5) days of the Effective Date.  Pledgor is not, and will not become, a party to or otherwise be or become bound by any agreement, other than this Pledge Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Proceeds with respect thereto.

3.09.        Pledgor and Distributing Entities.  Pledgor shall not and shall not allow any Pledgor or any Distributing Entity to (a) amend any provision of its constituent documents, (b) dissolve, liquidate, wind-up, merge or consolidate with any other entity, (c) file for or permit a Bankruptcy Proceeding, (c) transfer, assign, convey, or pledge any of its legal or equitable rights in any form or manner (“Transfer”) in any of its respective assets and properties to any Person except as expressly permitted by the Indenture.  Pledgor shall maintain the corporate or partnership existence, as applicable, of each Pledgor and Distributing Entity.

4.                                       DISTRIBUTIONS.

4.01.        Non-Cash Distributions.  Trustee shall be entitled to receive directly, and to retain as further Pledged Collateral, the following non-cash distributions with respect to the Equity Interests of any Distributing Entity (“Non-Cash Distributions”):

(a)           all Equity Interests, or other securities or property (other than cash) paid or distributed by way of dividend or distribution in respect of the Pledged Collateral;

(b)           all other or additional Equity Interests or other securities or property (other than cash) paid or distributed in respect of the Pledged Collateral by way of split, spin-off, split-up, recapitalization, reclassification, combination of Equity Interests, or similar rearrangement; and

(c)           all other or additional Equity Interests or other securities or property which may be paid in respect of the Pledged Collateral by reason of any consolidation, merger, exchange, exchange offers, conveyance of assets, exercise of options, contribution of capital, liquidation or similar reorganization.

4.02.        Non-Cash Distribution.  If Pledgor shall become entitled to receive or shall receive from any Distributing Entity, any Non-Cash Distribution as an addition to, on account of, in substitution of, or in exchange for the Pledged Collateral or any part thereof, Pledgor shall hold the same as the agent and in trust for Trustee, and shall immediately if held or immediately upon receipt deliver it to Trustee in the exact form received, with Pledgor’s endorsement or assignment or other instrument as Trustee may deem appropriate, to be held by Trustee, subject to the terms hereof, as further Pledged Collateral.

4.03.        Cash Distributions.  Upon the occurrence of any Event of Default, any cash distributions, dividends, interest and other cash payments payable or distributed to Pledgor with respect to the Pledged Collateral then held or thereafter received by Pledgor (“Cash Distributions”, and collectively with Non-Cash Distributions “Distributions”), shall immediately if then held and immediately upon receipt be remitted to Trustee for application to the Obligations under the Indenture, and until so remitted shall be received and held by Pledgor in trust for Trustee.

5.                                       APPLICATION OF PLEDGED COLLATERAL.

Application of Pledged Collateral.  After an Event of Default all proceeds from the sale of all or any portion of the Pledged Collateral, and all Distributions now or at any time hereafter received or retained by Trustee pursuant to the provisions of this Pledge Agreement (including, without limitation, the provisions of Article 7 ) shall be applied by Trustee to the satisfaction of Pledgor’s Obligations under the Indenture in such order and priority as determined by the Indenture.

6.                                       EVENTS OF DEFAULT.

Events of Default.  An event of default (“Event of Default”) shall occur under this Pledge Agreement if: (a) Pledgor fails to fully and timely perform any obligation under this Pledge Agreement when due (and without reference to any notice or cure permitted under the Indenture or any other related document), or (b) an “Event of Default” as that term is defined under the Indenture or any other Transaction Document has occurred and remains uncured.

7.                                       REMEDIES

If an Event of Default shall occur:

7.01.        Transfer Rights.  Trustee shall have the right, at any time and from time to time, to effect the Transfer of any or all of the Pledged Collateral, subject only to the provisions of the UCC and any other applicable statute which, in accordance with such statute, cannot be waived, in any one or more of the following ways:

(a)           Register in the name of, or transfer to, Trustee, a nominee or nominees, or designee or designees, of Trustee; provided that the provisions of Section 8.06 are complied with;

(b)           Sell, resell, assign and deliver, in Trustee’s sole and absolute discretion, any or all of the Pledged Collateral or any other security for Pledgor’s obligations under the  Indenture (whether in whole or in part and at the same or different times) and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash or upon credit (by Trustee only), in accordance with the applicable procedures specified in Article VIII; and

(c)           Proceed by a suit or suits at law or in equity to foreclose all or any part of the security interests in the Pledged Collateral and sell the Pledged Collateral or any portion thereof, under a judgment or decree of a court of competent jurisdiction, retaining during the duration of such judicial enforcement all other rights with respect to the Pledged Collateral, including, without limitation, specifically the rights specified hereafter in this Article VII with respect to the Distributing Entity.

7.02.        Voting Rights.  Trustee may exercise, either by itself or by its nominee or designee, in the name of Pledgor, the rights, powers and remedies granted to Trustee hereunder and under the other Indenture in respect of the Pledged Collateral at any time prior to effecting the Transfer of such Pledged Collateral to Trustee or its nominee or designee, or any third party purchasers, as contemplated in Subsections 7.01(a) and (b) above, and whether or not any judicial action as contemplated in Subsection 7.01(c) above has been commenced or is continuing prior to a final unappealable judgment.  Such rights and remedies shall include, without limitation, and Pledgor hereby grants to Trustee, the right to exercise, by delivering notice to Pledgor and any Distributing Entity, (a) all voting, consent, managerial and other rights relating to the Pledged Proceeds, whether in Pledgor’s name or otherwise, and (b) the right to exercise Pledgor’s rights, if any, of conversion, exchange, or subscription, or any other rights, privileges or options pertaining to any of the Pledged Proceeds, including, without limitation, the right to exchange, at Trustee’s sole and absolute discretion, any and all of the Pledged Proceeds upon the merger, consolidation, reorganization, recapitalization or other readjustment of any Distributing Entity, all without liability, except to account for property actually received by Trustee.  Pledgor hereby irrevocably authorizes and directs any Distributing Entity, on receipt of any such notice (i) to deem and treat Trustee or its nominee in all respects as a member, partner or shareholder, as applicable, (and not merely an assignee of a member, partner or shareholder) of such Distributing Entity, entitled to exercise all the rights, powers and privileges (including, without limitation, the right to vote on or take any action with respect to any Distributing Entity matters pursuant to the constituent documents thereof) to receive all distributions, to be credited with the capital account and to have all other rights, powers and privileges pertaining to such member, partner or shareholder interest, as applicable, to which Pledgor would have been entitled had Pledgor not executed this Pledge Agreement, and (ii) to file an amendment to the constituent documents of any Distributing Entity admitting Trustee or such nominee(s) as a member, partner or shareholder in place of Pledgor.

7.03.        Power of Attorney.

(a)           Pledgor hereby irrevocably authorizes and empowers Trustee, and assigns and transfers to Trustee, and constitutes and appoints Trustee and any of its assigns, its true and lawful attorney-in-fact and as its agent with full power of substitution for Pledgor to proceed from time to time in Pledgor’s name, in order to more fully vest in Trustee the rights and remedies provided for herein, in any statutory or non-statutory legal or other proceeding, without limitation, any bankruptcy proceeding, affecting Pledgor, any Distributing Entity or the Pledged Collateral.

(b)           Trustee and any of its assigns, or their respective nominees, may, to the extent permitted by applicable law, either pursuant to such power-of-attorney or otherwise, take any action and exercise and execute any instrument which Trustee determines necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation: (i) execute and file proof of claim with respect to any or all of the Pledged Collateral against any Distributing Entity and vote such claims with respect to all or any portion of such Pledged Collateral (A) for or against any proposal or resolution, (B) for a trustee or trustees or for a receiver or receivers or for a committee of creditors, and/or (C) for the acceptance or rejection of any proposed arrangement, plan of reorganization, composition or extension; (ii) receive, endorse and collect all drafts, checks and other instruments for the payment of money made payable to Pledgor representing any interest, payment of principal or other distribution payable in respect of the Pledged Collateral; (iii) execute endorsements, assignments or other instruments of conveyance or transfer in respect of any other property which is or may become a part of the Pledged Collateral hereunder; and (iv) execute releases and negotiate settlements as appropriate, including on account of, or in exchange for any or all of the Pledged Collateral, or any payment or distribution received by Pledgor, or Trustee on Pledgor’s behalf.

(c)           The foregoing power-of-attorney is irrevocable and coupled with an interest, and any similar or dissimilar powers previously given by Pledgor in respect of the Pledged Collateral or any Distributing Entity to any Person other than Trustee are hereby revoked.  The power-of-attorney granted herein shall terminate automatically upon the termination of this Pledge Agreement in accordance with the terms hereof.

7.04.        Management Rights.  Trustee may at such time and from time to time thereafter, without notice to, or consent of, Pledgor or any other Person (to the extent permitted by law), but without affecting any of Pledgor’s obligations under the Indenture, in the name of Pledgor or in the name of Trustee: (a) notify any other party to make payment and performance directly to Trustee or as Trustee directs, including without limitation, requiring that all distributions from the Distributing Entity or fees payable to the Pledgor or its Affiliates be paid directly to the Trustee or as the Trustee directs, (b) extend the time of payment and performance of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any obligations owing to Pledgor, or claims of Pledgor under any constituent documents of any Distributing Entity, as applicable, (c) file any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by Trustee reasonably necessary or advisable for the purpose of collecting upon or enforcing any constituent documents of any Distributing Entity, and (d) execute any instrument and do all other things deemed reasonably necessary and proper by Trustee to protect and preserve and realize upon the Pledged Collateral or any portion thereof and the other rights contemplated hereby.

7.05.        Right of Substitution.  Trustee shall have the right, without notice to or consent of Pledgor, to become, or to designate its nominee, designee, agent or assignee to become, a partner, member, officer or director, as applicable, of any Distributing Entity, in substitution of any existing Person serving in such capacity.

7.06.        UCC Rights.  Trustee may exercise all of the rights and remedies of a secured party under the UCC.

7.07.        Trustee Self-Help Rights.

(a)           Trustee shall have the right, but not the obligation, to take any appropriate action as it, in its reasonable judgment, may deem necessary to (i) cure any Event of Default, (ii) cause any term, covenant, condition or obligation required under this Pledge Agreement, the Indenture or any related document to be promptly performed or observed on behalf of Pledgor, or (iii) protect the Pledged Collateral and any other security obtained pursuant to the other Indenture.  All reasonable amounts advanced by, or on behalf of, Trustee in exercising its rights under this Article VII (including, without limitation, reasonable legal expenses and disbursements incurred in connection therewith), together with interest thereon at the Default Rate from the date of any such advance, shall be payable by Pledgor, to Trustee upon demand therefore and shall be secured by the Pledged Collateral.

(b)           Trustee shall not be obligated to perform or discharge any obligation of Pledgor or any Distributing Entity as a result of this Pledge Agreement.  The acceptance by Trustee of this Pledge Agreement shall not at any time or in any event obligate Trustee to (i) appear in or defend any action or proceeding relating to the Pledged Collateral to which it is not a party, or (ii) take any action hereunder or thereunder, or expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Pledged Collateral.

8.                                       SALES OF THE PLEDGED COLLATERAL.

If an Event of Default shall occur:

8.01.        Right to Conduct Partial Sale of Collateral.  In connection with any sale of the Pledged Collateral, Trustee may grant options and may impose reasonable conditions such as requiring any purchaser to represent that any “securities” constituting any part of the Pledged Collateral are being purchased for investment only.  If all or any of the Pledged Collateral is sold at any such sale by Trustee to a third party upon credit, Trustee shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Trustee may resell such Pledged Collateral.  It is expressly agreed that Trustee may exercise its rights with respect to less than all of the Pledged Collateral, leaving unexercised its rights with respect to the remainder of the Pledged Collateral; provided, however, that such partial exercise shall in no way restrict or jeopardize Trustee’s right to exercise its rights with respect to the remaining Pledged Collateral at a later time or times.  Pledgor hereby waives and releases any and all rights of redemption with respect to the sale of any Pledged Collateral.

8.02.        Sale Procedures.  No demand, advertisement or notice, all of which are hereby expressly waived by Pledgor, shall be required in connection with any sale or other disposition of all or any part of the Pledged Collateral, except that Trustee shall give Pledgor at least ten (10) days’ prior notice of the time and place of any public sale or of the time and the place at which any private sale or other disposition is to be made, which notice Pledgor hereby agrees is reasonable.  All other demands, advertisements and notices are hereby irrevocably waived by Pledgor.  The notice of such sale shall (a) in case of a public sale, state the time and place fixed for such sale, (b) in case of a sale at a broker’s board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or the portion thereof so being sold, first will be offered for sale at such board or exchange, and (c) in the case of a private sale, state the date after which such sale may be consummated.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Trustee may fix in the notice of such sale.

8.03.        Adjournment; Credit Sale.  Trustee shall not be obligated to make any sale of the Pledged Collateral if it shall determine, in its sole and absolute discretion, not to do so, regardless of the fact that notice of sale may have been given, and Trustee may without notice or publication adjourn any public or private sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  Upon each public or private sale of all or any portion of the Pledged Collateral, unless prohibited by any applicable statute which cannot be waived, Trustee (or its nominee or designee) may purchase all or any portion of the Pledged Collateral being sold, free and clear of, and discharged from, any trusts, claims, equity or right of redemption of Pledgor, all of which are hereby waived and released to the extent permitted by law, and may make payment therefore by credit against any of Pledgor’s obligations under the Indenture in lieu of cash or any other obligations.

8.04.        Expenses of Sale.  In the case of any sale, public or private, of any portion of or all of the Pledged Collateral, the proceeds of the sale of the Pledged Collateral shall be available to cover all reasonable costs and expenses of every kind for the sale and delivery, including, without limitation, brokers’ and reasonable attorneys’ fees and disbursements and any tax imposed thereon.  After deducting such costs and expenses from the proceeds of the sale, Trustee shall apply any remaining amounts to the payment of Pledgor’s obligations under the Indenture in the order of priority as set forth in the Indenture and related documents.

8.05.        No Public Registration of Sale.  Pledgor is aware that Section 9-610(c) of the UCC may restrict Trustee’s ability to purchase the Pledged Collateral at a private sale.  Pledgor is also aware that SEC staff personnel have, over a period of years, issued various No-Action Letters that describe procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Part 6 of Article 9 of the UCC, yet not public for purposes of Section 4(2) of the Securities Act of 1933 (as amended, the Securities Act”).  Pledgor is also aware that Trustee may wish to purchase certain interests that are sold at a foreclosure sale, and Pledgor believes that such purchases would be appropriate in circumstances in which such interests are sold in conformity with the principles set forth in such No-Action Letters. Section 9-603 of the UCC permits Pledgor to agree on the standards for determining whether Trustee has complied with its obligations under Section 9-610. Pursuant to Section 9-603 of the UCC, Pledgor specifically agrees that a foreclosure sale conducted in conformity with the principles set forth in such No-Action Letters (a) shall be considered to be a “public disposition” for purposes of Section 9-610(c) of the UCC; (b) will be considered commercially reasonable notwithstanding that Trustee has not registered or sought to register the interests under the Securities Act, even if Pledgor, or any Distributing Entity agree to pay all costs of the registration process; and (c) shall be considered to be commercially reasonable, notwithstanding that Trustee purchases such interests at such a sale.

8.06.        Strict Foreclosure.

(a)           Trustee may, in its sole and absolute discretion, either negotiate an agreement (“Strict Foreclosure Agreement”) with Pledgor, or make a written proposal (“Strict

Foreclosure Proposal”) to Pledgor, to retain the Pledged Collateral in full or partial satisfaction of the Obligations in accordance with the procedures specified in Section 9-620 of the UCC.

(b)           In the case of a Strict Foreclosure Proposal, Pledgor shall, within two (2) Business Days of Pledgor’s receipt of the Strict Foreclosure Proposal, indicate Pledgor’s (i) acceptance or rejection of such Strict Foreclosure Proposal, and (ii) waiver of any right to redeem the Pledged Collateral pursuant to Section 9-624(c) of the UCC (“UCC Waiver”).  Pledgor’s indication of acceptance of a Strict Foreclosure Proposal shall be made by delivering a notice in a form substantially identical to the form attached hereto as Exhibit C).

(c)           Trustee shall notify any Guarantor, any other creditor with perfected lien rights in the Pledged Collateral, and any other Person entitled to notice under Section 9-621 of the UCC (“Interested Parties”) of any Strict Foreclosure Agreement or Strict Foreclosure Proposal.  Such Interested Party shall, within two (2) Business Days of receipt of notice thereof, indicate its (i) acceptance or rejection of the Strict Foreclosure Agreement or the Strict Foreclosure Proposal, and (ii) UCC Waiver.

(d)           If Trustee fails to receive (i) Borrower’s acceptance of a Strict Foreclosure Proposal and UCC Waiver, or (ii) acknowledgements from all Interested Parties of acceptance of the Strict Foreclosure Agreement or the Strict Foreclosure Proposal, as applicable) and their respective UCC Waivers, within two (2) Business Days of receipt of the notice periods specified in Subsections (b) and (c) above (collectively the “Notice Period”), then Pledgor, or such other Interested Party, as applicable, shall be deemed to have objected to the Strict Foreclosure Agreement or the Strict Foreclosure Proposal, as applicable.

(e)           Notwithstanding the acceptance of either a Strict Foreclosure Agreement or a Strict Foreclosure Proposal by each Interested Party within the applicable Notice Period, Pledgor and Trustee shall not be required to consummate such transfer of the Pledged Collateral unless and until (i) twenty (20) days have elapsed after the delivery of such acceptance and, (ii) any Interested Party shall have not paid and satisfied the Obligations in full within such twenty (20) day period as contemplated under Section 9-623 of the UCC (a “Redemption”).  If a Redemption is consummated, Pledgor’s acceptance shall be deemed to have been revoked with the consent of Trustee.

(f)            If all the conditions specified in Subsections (a) through (f) of this Section 8.06 have been satisfied, Pledgor, and each Distributing Entity, shall fully cooperate, at their sole expense, in all matters deemed reasonably necessary by Trustee to effect such transfer of ownership on the records of the applicable Distributing Entity in accordance with any applicable requirements of the constituent documents of such Distributing Entity and/or the asset documents.  Such cooperation shall include using Pledgor’s best efforts to assist Trustee in obtaining any necessary review, approvals and other administrative action from such Distributing Entity, Trustee, any applicable Rating Agencies, and any master or special servicer of the asset.  Such assistance shall include at Trustee’s request (i) attending all meetings with, and providing all related financial and operational documents and materials to, such third parties, and (ii) providing such assurances and executing such documentation as is required by such third parties or to effect such transfer.

9.             SECURITIES ACT.

9.01.        Securities Registration.  If an Event of Default shall have occurred and Pledgor shall have received from Trustee a written request that Pledgor effect any registration, qualification or compliance under any federal or state securities law or laws with respect to all or any part of the Pledged Collateral, and such registration, qualification and/or compliance is required under applicable federal or state securities law or laws, Pledgor as soon as practicable and at its sole expense, agrees to use its best efforts to effect (and keep effective) such registration, qualification and compliance as required under: (a) applicable federal or state securities law or laws and as would permit or facilitate the sale and distribution of such Pledged Collateral, including, without limitation, registration under the Securities Act, as then in effect (or any similar statute then in effect), (b) applicable blue sky or other state securities laws, and (c) other government requirements.  Trustee shall furnish to Pledgor such information regarding Trustee as Pledgor may request in writing and as shall reasonably be required in connection with any such registration, qualification or compliance.  Pledgor will cause Trustee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to Trustee such number of prospectuses, offering circulars or other documents incident thereto as Trustee from time to time may reasonably request, and will indemnify Trustee and all others participating in the distribution of such Pledged Collateral against all losses, liabilities, claims or damages caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to Pledgor by Trustee expressly for use therein.

9.02.        Private Securities Sale.  If at any time when Trustee shall determine to exercise its right to sell all or any part of the Pledged Collateral pursuant to Section 8, and such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, Trustee may, in its sole and absolute discretion, sell such Pledged Collateral or part thereof by private sale (for securities law purposes) in such manner and under such circumstances as Trustee may deem necessary or advisable in order that such sale may legally be effected without such registration, provided that at least ten (10) days’ notice is given to Pledgor in accordance with the private sale notice provisions of Article 8.  Without limiting the generality of the foregoing, in any such event Trustee, in its sole and absolute discretion (a) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under such Securities Act, (b) may approach and negotiate with a single potential purchaser to effect such sale, and (c) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral or part thereof.  In the event of any such sale, Trustee shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price which Trustee may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration under the Securities Act.

10.                                 RECEIPT OF SALE PROCEEDS.

10.01.      Receipt of Sale Proceeds.  Upon any sale of the Pledged Collateral, or any portion thereof, by Trustee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the proceeds by Trustee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Trustee or such officer or be answerable in any way for the misapplication or non-application thereof.

11.                                 PREFERENCES.

11.01.      Preferences.  Trustee shall have no obligation to marshal any assets in favor of Pledgor or any other party or against, or in payment of, any or all of the obligations of Pledgor pursuant to this Pledge Agreement, the Indenture, the  Note or any other  Indenture Document.  To the extent Pledgor makes a payment or payments to Trustee for Pledgor’s benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations (or part thereof) of Pledgor intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Trustee.

12.                                 REMEDIES CUMULATIVE.

12.01.      Trustee Rights.  The obligations of Pledgor under this Pledge Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstances or occurrence except as specifically provided in this Pledge Agreement.  The rights, powers and remedies of Trustee under this Pledge Agreement shall be cumulative and not exclusive of any other right, power or remedy which Trustee may have against Pledgor or any other Person pledging collateral pursuant to the Indenture or existing at law or in equity or otherwise.  Trustee’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Trustee may determine in Trustee’s sole and absolute discretion.  Trustee shall have no duty to exercise any of the aforesaid rights, powers and remedies and shall not be responsible for any failure to do so or delay in so doing.

12.02.      No Release, Etc.  No delay or omission to exercise any remedy, right or power accruing upon a default or an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of any default or Event of Default shall not be construed to be a waiver of any subsequent default or Event of Default or to impair any remedy, right or power of Trustee.  Any and all of Trustee’s rights with respect to any Pledged Collateral shall continue unimpaired, and Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding, among other things: (a) any renewal, extension, amendment or modification of, or addition or supplement to, or deletion from, this Pledge Agreement or any other Indenture Document or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, delay, extension of time, indulgence or other action or inaction under or in respect of this Pledge Agreement or any other  Indenture Document; (c) any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Pledge Agreement, the Indenture or any  other related  document; (d) any sale, exchange, release, surrender, or substitution of, or realization upon, any Pledged Collateral (except to the extent otherwise specifically agreed to by Trustee) or any other security held by Trustee to secure the Obligations; (e) the furnishing to or acceptance by Trustee of any additional security to secure the Obligations; or (f) any invalidity, irregularity or unenforceability of all or any part of Pledgor’s Obligations under the Indenture or any other related document or of any security therefore.

13.                                 ACTS OF TRUSTEE.

13.01.      Acts of Trustee.  All of the Pledged Collateral at any time delivered to Trustee pursuant to this Pledge Agreement shall be held by Trustee subject to the terms, covenants and conditions set forth in the Indenture.  Neither Trustee nor any of Trustee’s directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by such party or parties relative to any of the Pledged Collateral, except for such party’s or parties’ own gross negligence or willful misconduct.  Trustee shall be entitled to rely in good faith upon any writing or other document (including, without limitation, any telegram or e-mail) or any telephone conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person (but Trustee shall be entitled to such additional evidence of authority or validity as it may, in its sole and absolute discretion request, but it shall have no obligation to make any such request), and with respect to any legal matter, Trustee may rely in acting or in refraining from acting upon the advice of counsel selected by it concerning all matters hereunder.

14.                                 CUSTODY OF PLEDGED COLLATERAL; NOTICE OF EXERCISE OF REMEDIES.

14.01.      Custody; Notice.  Trustee shall not have any duty concerning the collection or protection of the Pledged Collateral or any income thereon or payments with respect thereto, or concerning the preservation of any rights pertaining thereto beyond exercising reasonable care with respect to the custody of any tangible evidence of the Pledged Collateral actually in its possession.  Pledgor hereby waives notice of acceptance hereof, and except as otherwise specifically provided herein or required by provision of law which may not be waived, hereby waives any and all notices or demands with respect to any exercise by Trustee of any rights or powers which it may have or to which it may be entitled with respect to the Pledged Collateral.

15.                                 MISCELLANEOUS PROVISIONS.

15.01.      Further Assurances.  Pledgor agrees to do such further acts and things and to execute and deliver to Trustee with respect to the Pledged Collateral such additional conveyances, assignments, agreements and instruments as Trustee from time to time may reasonably require, or may deem reasonably advisable, to effect this Pledge Agreement or to further assure and confirm to Trustee the rights, powers and remedies intended to be granted hereunder or under any other  Indenture Document.  Pledgor hereby agrees to sign and deliver to Trustee financing statements, continuation statements and other documents, in form acceptable to Trustee, as Trustee may from time to time reasonably request or which are reasonably necessary or desirable in the opinion of Trustee to establish and maintain a valid and perfected security interest in the Pledged Collateral, and to pay any filing fees relative thereto.  Pledgor also authorizes Trustee, to the extent permitted by law, to file such financing statements and amendments thereto relating to all or any part of the Pledged Collateral without the consent of Pledgor, and further authorizes Trustee, to the extent permitted by law, to file a photographic or other reproduction of this Pledge Agreement or of a financing statement in lieu of a financing statement.  In addition, Pledgor agrees at any time and from time to time upon not less than ten (10) days’ prior notice by Trustee to Pledgor, to execute, acknowledge and deliver to Trustee or any other party specified in such notice, a statement, in writing, certifying that this Pledge Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto) and stating whether or not any default or Event of Default has occurred, and, if so, specifying each such default or Event of Default.

15.02.      Remedies of Pledgor.  If a claim or adjudication is made that Trustee or its agents or nominees, has acted unreasonably, or has unreasonably delayed acting, in any case where by law or under this Pledge Agreement or the Indenture, Trustee or such agent or nominee, as the case may be, has an obligation to act reasonably or promptly, Pledgor agrees that neither Trustee nor its agents, shall be liable for any monetary damages, and Pledgor’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment.  The parties hereto agree that any action or proceeding to determine whether Trustee has acted reasonably shall be determined by an action seeking declaratory judgment.

15.03.      Headings; Exhibits.  The Article and Section headings in this Pledge Agreement are included herein for convenience of reference only and shall not constitute a part of this Pledge Agreement for any other purpose.  All exhibits are incorporated herein by reference.  Any reference to the “Pledged Collateral” shall be deemed to refer to all or a portion of the pledged collateral, as applicable, now held, or hereafter received, by Trustee.

15.04.      Governing Law.  Except to the extent otherwise dictated by Section 1-105 of the UCC, this Pledge Agreement shall be interpreted and enforced according to the laws of the State of New York (excluding any choice of law rules that may direct the application of the laws of another jurisdiction).  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE ISSUER, GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.05.      Jurisdiction.  Each of the parties hereto (i) hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the rights of any party to remove to the United States District Court for the Southern District of New York) and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of this Indenture, or the subject matter hereof or any of the transactions contemplated hereby or thereby brought by any of the parties hereto or their successors or assigns, (ii) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable governmental rule, in such Federal court, and (iii) to the extent permitted by applicable law, hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Indenture or the subject matter hereof may not be enforced in or by such court.  A final judgment obtained in respect of any action, suit or proceeding referred to in this Section 1 shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any manner as provided by applicable law.  Each of the parties hereto hereby consents to service of process in connection with the subject matter specified in the first sentence of this Section 15.05 in connection with the above-mentioned courts in New York by registered mail, Federal Express, DHL or similar courier at the address to which notices to it are to be given, it being agreed that service in such manner shall constitute valid service upon such party or its respective successors or assigns in connection with any such action or proceeding only; provided, however, that nothing in this Section 15.05 shall affect the right of any of such parties or their respective successors or assigns to serve legal process in any other manner permitted by applicable law.

15.06.      Exculpation.  Notwithstanding anything to the contrary contained herein or in any other agreement, obligation, representation, warranty or liability made, entered into or incurred by or on behalf of Pledgor or any Guarantor, no member, shareholder, partner (unless such member, shareholder, partner has independent obligation under the Indenture), director, officer, employee or trustee assumes or shall be held to any personal liability therefor.

15.07.      Termination.  Upon the indefeasible payment in full of the  Indenture and all other amounts due in connection therewith, if any, this Pledge Agreement shall terminate and upon Trustee’s execution and delivery to Pledgor of documents prepared by Pledgor, which shall, upon such execution and delivery, terminate Trustee’s lien on the Pledged Collateral and which shall be in form and substance reasonably acceptable to Trustee.  Upon such payment, Trustee shall promptly execute and deliver to Pledgor such termination documents.  This Section 15.07 and any termination effected hereunder shall be subject to the provisions of Article 11 above.

15.08.      Incorporation from Indenture.  All provisions of the Indenture are incorporated into this Pledge Agreement by this reference, as if fully reproduced herein.

16.                                 DEFINITIONS

16.01.      Certain Terms.  The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

(a)           “Acts of Trustee” is as defined in Section 13.01.

(b)           “Adjournment; Credit Sale” is as defined in Section 8.03.

(c)           “Amendments” is as defined in Section 3.09.

(d)           “Application of Pledged Collateral” is as defined in Section 5.01.

(e)           “Cash Distributions Held in Trust” is as defined in Section 4.03.

(f)            “Certificated Securities” is as defined in Section 1.03.

(g)           “Custody Notice” is as defined in Section 14.01.

(h)           “Defense of Title” is as defined in Section 3.03.

(i)            “Deposit Account” shall mean an account established and maintained in which Pledged Collateral is held for the benefit of the Trustee or any secured party under this Agreement, and any bank account or demand deposit account established and maintained in connection therewith

(j)            “Distributions” is as defined in Section 1.01.

(k)           “Events of Default” is as defined in Section 6.01.

(l)            “Exculpation” is as defined in Section 15.06.

(m)          “Expenses of Sale” is as defined in Section 8.04.

(n)           “Fully Paid and Non-Assessable” is as defined in Section 3.08.

(o)           “Further Assurances” is as defined in Section 15.01.

(p)           “Governing Documents” means the constituent documents creating or governing each entity constituting a Pledged Proceeds, including without limitation, certificates of organization, operating agreements, partnership agreements, certificates of limited partnership,  articles of incorporation, by-laws, resolutions, and shareholder and member agreements.

(q)           “Governing Law” is as defined in Section 15.04.

(r)            “Headings; Exhibits” is as defined in Section 15.03.

(s)           “Incorporation from Indenture” is as defined in Section 15.08.

(t)            “Interested Parties” is as defined in Section 8.06(c).

(u)           “Investment Property” is as defined in Section 1.02.

(v)           “Jurisdiction” is as defined in Section 15.05.

(w)          “Management Rights” is as defined in Section 7.04.

(x)            “No Certificated Securities” is as defined in Section 3.07.

(y)           “No Financing Statements” is as defined in Section 3.06.

(z)            “No Public Registration of Sale” is as defined in Section 8.05.

(aa)         “No Release, Etc.” is as defined in Section 12.02.

(bb)         “No Transfer” is as defined in Section 3.04.

(cc)         “Non-Cash Distribution Held in Trust” is as defined in Section 4.02.

(dd)         “Non-Cash Distributions” is as defined in Section 4.01.

(ee)         “Notice Period” is as defined in Section 8.06(d).

(ff)           “Percentage Ownership” is as defined in Section 3.01.

(gg)         “Perfected Security Interest” is as defined in Section 3.05.

(hh)         “Perfection of Security Interest” is as defined in Section 1.03.

(ii)           “Pledged Collateral” is as defined in Section 1.01.

(jj)           “Post-Closing Pledge Collateral” is as defined in Section 1.05.

(kk)         “Power of Attorney” is as defined in Section 7.03.

(ll)           “Pre-Default Powers” is as defined in Section 2.01.

(mm)       “Preferences” is as defined in Section 11.01.

(nn)         “Private Securities Sale” is as defined in Section 9.02.

(oo)         “Receipt of Sale Proceeds” is as defined in Section 10.01.

(pp)         “Redemption” is as defined in Section 8.06(e).

(qq)         “Registration of Pledge” is as defined in Section 1.04.

(rr)           “Remedies of Pledgor” is as defined in Section 15.02.

(ss)         “Right of Substitution” is as defined in Section 7.05.

(tt)           “Right to Conduct Partial Sale of Collateral” is as defined in Section 8.01.

(uu)         “Sale Procedures” is as defined in Section 8.02.

(vv)         “Securities Registration” is as defined in Section 9.01.

(ww)       “Strict Foreclosure Agreement” is as defined in Section 8.06(a).

(xx)          “Strict Foreclosure Proposal” is as defined in Section 8.06(a).

(yy)         “Strict Foreclosure” is as defined in Section 8.06.

(zz)          “Termination of Powers” is as defined in Section 2.02.

(aaa)       “Termination” is as defined in Section 15.07.

(bbb)      “Title to Pledge Collateral” is as defined in Section 3.02.

(ccc)       “Transfer Rights” is as defined in Section 7.01.

(ddd)      “Trustee Rights” is as defined in Section 12.01.

(eee)       “Trustee Self-Help Rights” is as defined in Section 7.07.

(fff)         “UCC Rights” is as defined in Section 7.06.

(ggg)      “UCC Waiver” is as defined in Section 8.06(b).

(hhh)      “UCC” means the Uniform Commercial Code as in effect from time to time in the State of Delaware; provided that if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Trustee pursuant to the applicable security document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than Delaware, UCC means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each security document and any financing statement relating to such perfection or effect of perfection or non-perfection.

(iii)          “Voting Rights” is as defined in Section 7.02.

[Pledgor Signatures Appear on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

GUARANTOR/PLEDGOR

GMH MILITARY HOUSING LLC ,a Delaware limited liability company

By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH MILITARY HOUSING INVESTMENTS, LLC, a Delaware limited liability company

By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH AETC MANAGEMENT/DEVELOPMENT LLC, a Delaware Limited Liability Company

By: GMH MILITARY HOUSING INVESTMENTS LLC, a Delaware Limited Liability Company, its Manager

By	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH NORTHEAST HOUSING DESIGN/BUILD LLC, a Delaware Limited Liability Company

By: GMH MILITARY HOUSING, LLC, a Delaware Limited Liability Company, its Manager

By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH COMMUNITIES TRS, INC., a Delaware corporation

By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH/BENHAM MILITARY COMMUNITIES LLC, a Delaware Limited Liability Company

By: GMH MILITARY HOUSING INVESTMENTS LLC, a Delaware Limited Liability Company, its Manager

By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH/PHELPS MILITARY COMMUNITIES LLC, a Delaware Limited Liability Company

By: GMH MILITARY HOUSING INVESTMENTS LLC, a Delaware Limited Liability Company, its Manager

By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH MILITARY HOUSING – AETC LIMITED PARTNER LLC, a Delaware Limited Liability Company

By: GMH MILITARY HOUSING INVESTMENTS LLC, a Delaware Limited Liability Company, its Manager

By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH MILITARY HOUSING – CARLISLE/PICATINNY LIMITED PARTNER LLC, a Delaware Limited Liability Company

By: GMH MILITARY HOUSING INVESTMENTS LLC, a Delaware Limited Liability Company, its Manager

By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH MILITARY HOUSING – BLISS/WSMR LIMITED PARTNER LLC, a Delaware Limited Liability Company,

By: GMH MILITARY HOUSING INVESTMENTS LLC, a Delaware Limited Liability Company, its Manager

By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH MILITARY HOUSING DEVELOPMENT LLC, a Delaware limited liability company

By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH MILITARY HOUSING MANAGEMENT LLC, a Delaware limited liability company

By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

ISSUER/PLEDGOR

GMH COMMUNITIES, LP, a Delaware limited partnership

	By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

TRUSTEE

U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association

By:	/s/ Thomas E. Tabor
Name: Thomas E. Tabor
Title: Vice President

SCHEDULE A

COLLATERAL

PLEDGED PROCEEDS

Section 1

Revenues, cash, fees, payments and distributions and all Pledged Collateral arising from or in connection with:

1.             Development Agreement dated November 1, 2003 by and between Stewart Hunter Housing LLC, a Delaware Limited Liability Company and GMH Military Housing Development LLC, a Delaware Limited Liability Company.

2.             Management Agreement dated November 1, 2003 by and between Stewart Hunter Housing LLC, a Delaware Limited Liability Company and GMH Military Housing Development LLC, a Delaware Limited Liability Company.

3.,            Renovation Agreement By and Between Stewart Hunter Housing LLC, a Delaware Limited Liability Company and GMH Military Housing Management LLC, a Delaware Limited Liability Company

4.             Development Agreement dated February 6, 2007 by and between AETC Housing LP, a Delaware Limited Partnership and GMH AETC Management/Development LLC, a Delaware Limited Liability Company.

5.             Management Agreement dated February 6, 2007 by and between AETC Housing LP, a Delaware Limited Partnership and GMH AETC Management/Development LLC, a Delaware Limited Liability Company.

6.             Renovation Agreement dated February 6, 2007 by and between AETC Housing LP, a Delaware Limited Partnership and GMH AETC Management/Development LLC, a Delaware Limited Liability Company.

7.             Design/Build Agreement dated November 1, 2004 by and between Northeast Housing LLC (as assignee of GMH Military Housing—Navy Northeast LLC), a Delaware Limited Liability Company, and GMH Northeast Housing Design/Build, LLC, a Delaware Limited Liability Company.

8.             Asset Management Agreement dated November 1, 2004 by and between Northeast Housing LLC, a Delaware Limited Liability Company, and GMH Military Housing Management, LLC, a Delaware Limited Liability Company.  The rights of GMH Military Housing Management, LLC under this Asset Management Agreement are only being pledged to the extent such rights may be pledged without the consent of any third party.

9.             Property Management Agreement dated November 1, 2004 by and between Northeast Housing LLC, a Delaware Limited Liability Company, and GMH Military Housing Management, LLC, a Delaware Limited Liability Company.

10.           Development Agreement dated November 1, 2004 by and between Northeast Housing LLC (as assignee of GMH Military Housing—Navy Northeast LLC), a Delaware Limited Liability Company, and GMH Military Housing Development, LLC, a Delaware Limited Liability Company.

11.           Renovation Agreement dated May 1, 2006 by and between Fort Gordon Housing LLC, a Delaware Limited Liability Company, and GMH Military Housing Management LLC, a Delaware Limited Liability Company.

12.           Development Agreement dated May 1, 2006 by and between Fort Gordon Housing LLC, a Delaware Limited Liability Company, and GMH Military Housing Development LLC, a Delaware Limited Liability Company.

13.           Property Management Agreement dated May 1, 2006 between Fort Gordon Housing LLC, a Delaware Limited Liability Company, and GMH Military Housing Management LLC, a Delaware Limited Liability Company.

14.           Renovation Agreement dated December 20, 2006 between Carlisle/Picatinny Family Housing LP, a Delaware Limited Partnership and GMH Military Housing Management LLC, a Delaware Limited Liability Company.

15.           Property Management Agreement dated May 1, 2006 between Carlisle/Picatinny Family Housing LP, a Delaware Limited Partnership and GMH Military Housing Management LLC, a Delaware Limited Liability Company.

16.           Development Agreement dated May 1, 2006 between Carlisle/Picatinny Family Housing LP, a Delaware Limited Partnership and GMH Military Housing Development LLC, a Delaware Limited Liability Company, as amended on December 20, 2006.

17.           Development Agreement dated June 1, 2004, by and between Fort Hamilton Housing, LLC, a Delaware limited liability companyand GMH Military Housing Development LLC, a Delaware limited liability company.

18.           Property Management Agreement dated June 1, 2004 by and between Fort Hamilton Housing, LLC and GMH Military Housing Management LLC.

19.           Development Agreement dated December 21, 2005, by and between Fort Carson Family Housing, LLC, a Delaware limited liability company and GMH Military Housing Development LLC, a Delaware limited liability company.

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20.           Demolition Agreement dated November 29, 2006 by and between Fort Carson Family Housing, LLC, a Delaware limited liability company and GMH Military Housing Management LLC, a Delaware limited liability company.

21.           Property and Asset Management Agreement dated December 21, 2005 by and between Fort Carson Family Housing, LLC and GMH Military Housing Management LLC.

22.           Development Agreement dated July 1, 2004 by and between Fort Detrick/Walter Reed Army Medical Center Housing LLC and GMH Military Housing Development LLC.

23.           Renovation Agreement dated July 1, 2004 by and between Fort Detrick/Walter Reed Army Medical Center Housing LLC and GMH Military Housing Management LLC.

24.           Property Management Agreement dated July 1, 2004 by and between Fort Detrick/Walter Reed Army Medical Center Housing LLC and GMH Military Housing Development LLC.

25.           Development Agreement dated December 1, 2004 by and between Fort Eustis/Fort Story Housing LLC and GMH Military Housing Development LLC, as amended March 1, 2005.

26.           Renovation Agreement dated March 1, 2005,  by and between Fort Eustis/Fort Story Housing LLC and GMH Military Housing Management LLC.

27.           Property Management Agreement dated March 1, 2005 by and between Fort Eustis/Fort Story Housing LLC and GMH Military Housing Development LLC.

28.           Development Agreement dated July 1, 2005 by and between Fort Bliss/White Sands Missile Range Housing LP and GMH Military Housing Development LLC.

29.           Renovation Agreement dated July 1, 2005 by and between  Fort Bliss/White Sands Missile Range Housing LP and GMH Military Housing Management LLC.

30.           Property Management Agreement dated July 1, 2005 by and between  Fort Bliss/White Sands Missile Range Housing LP and GMH Military Housing Development LLC.

Section 2

Distributions, Pledged Collateral, cash and all amounts payable to Pledgor from the entities listed in Schedule A Section 2 below and any other Distributing Entities and related contracts, investment property, and equity as well as the proceeds of any of the foregoing, whether arising under the terms of any constituent documents of the Distributing Entity or otherwise,

1.             GMH Communities, LP

2.             GMH Communities TRS, Inc.

3.             GMH Military Housing, LLC

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4.             GMH Military Housing Investments, LLC

5.             GMH/Benham Military Communities LLC

6.             GMH/Phelps Military Communities LLC

7.             GMH Military Housing—AETC Limited Partner LLC

8.             GMH Military Housing—Carlisle/Picatinny Limited Partner LLC

9.             GMH Military Housing-Bliss/WSMR Limited Partner LLC

4

EXHIBIT A-1

FORM OF IRREVOCABLE PAYMENT INSTRUCTION LETTER

May       , 2007

[Pledgor entity]

10 Campus Blvd.

Newtown Square, PA 19073

Re:        GMH Communities, LP Taxable Notes, Series 2007

Dear Ladies and Gentlemen:

Please be advised that GMH Communities, LP has entered in that certain Trust Indenture with the U.S. Bank Trust National Association (“Indenture”), a copy of which is attached hereto as Schedule A-1A.

If you are notified in writing by either GMH Communities, LP or U.S. Bank Trust National Association, in a form substantially similar to that set attached hereto as Schedule A-1B, that an Event of Default under and as defined by the Indenture has occurred, you hereby are directed, and covenant and agree to deliver a check or otherwise transfer by wire payment for deposit to the U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New York, 10005, in accordance with the wiring instructions set forth below, all fees, distributions, monies, cash, or amounts otherwise owed to, or earned by [Pledgor entity] pursuant to any and all Project Documents (as that term is defined in the Indenture), until you are notified otherwise in writing by U.S. Bank Trust National Association.  Return an executed copy of this letter to U.S. Bank Trust National Association at the address above.  U.S. Bank Trust National Association is an express third-party beneficiary of this letter, and may fully enforce its terms.

The wiring instructions are as follows:

Bank Name:	U.S. Bank Trust National Association
ABA No.	091000022
Beneficiary:	U.S. BANK TRUST N.A.
Account No.:	173103321092
OB1:	Corporate Trust
REF:	GMH Communities, LP Taxable Notes, Series 2007, Revenues Fund
Attn:	Ron Chin
Telephone#:	(617) 603-6604

5

[Pledgor entity], a Delaware limited partnership

By: GMH COMMUNITIES GP TRUST, a Delaware statutory trust, its general partner

By:
Name:
Title:

Accepted and Agreed to:

[Paor entity],

a [            ] [limited liability company/limited partnership]

By:
Name:
Title:

6

SCHEDULE A-1A

TRUST INDENTURE

7

SCHEDULE A-1B

FORM OF NOTIFICATION
RELATING TO PAYMENTS AND DISTRIBUTIONS TO

[PLEDGOR ENTITY]

[date]

[Payor entity]

Re:        GMH Communities, LP Taxable Notes, Series 2007

Dear Ladies and Gentlemen:

Pursuant to the letter agreement dated May 7, 2007, a copy of which is enclosed herewith, you are hereby notified that an Event of Default has occurred under the Indenture; therefore, until you are notified otherwise in writing by U.S. Bank Trust National Association, deliver a check or otherwise transfer by wire payment for deposit to “GMH Communities, LP Taxable Notes, Series 2007, Revenues Fund” (Account No.              ) at U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New York, 10005, Attention:  Corporate Trust Administration, all distributions, monies, cash, or otherwise owed to, or earned by [Pledgor entity] pursuant to any and all Project Documents (as that term is defined in the Indenture).  Please return an acknowledged copy of this Notice to U.S. Bank Trust National Association at the address above.

The wiring instructions are as follows:

Bank Name:	U.S. Bank Trust National Association
ABA No.	091000022
Beneficiary:	U.S. BANK TRUST N.A.
Account No.:	173103321092
OB1:	Corporate Trust
REF:	GMH Communities, LP Taxable Notes, Series 2007, Revenues Fund
Attn:	Ron Chin
Telephone#:	(617) 603-6604

U.S. BANK TRUST NATIONAL
ASSOCIATION,

By:
Name:
Title:

8

Receipt Acknowledged & Confirmed:

[Payor entity]

By:
Name:
Title:

9

EXHIBIT A-2

Instructions to General Partner/ Managing Member

[Date]

TO:	[Name and Address of Manager]

You are hereby instructed to make a notation of the pledge of the following equity interest as follows:

Pledgor has pledged all proceeds and distributions from its member interests, now owned or hereafter acquired, to the undersigned as security.

The name and address of the pledgor is:

[Name and Address of Pledgor]

The name and address of the pledgee is:

Attn:

Very truly yours,

Manager:

, a

By:
Name:
Its:

EXHIBIT B-1

Initial Transaction Statement

December , 2002

TO:

Attn:

This statement is to advise you that a notation of the pledge of all proceeds and distributions from following equity interest has been made in the name of  as follows:

1.                                       Equity Interest:

The equity interests now owned or hereafter acquired by [Pledgor] in the undersigned [limited partnership/limited liability company].

2.                                       Registered Owner:

[Name and Address of Pledgor]

Taxpayer Identification Number:

3.                                       Registered Trustee:

Taxpayer Identification Number:

4.                                       There are no liens, restrictions or assignments of distributions or proceeds of the undersigned entity and no adverse claims known to the undersigned entity to which such equity interest is or may be subject except for restrictions on transfer set forth in the formation documents of such entity.

5.                                       The pledge was registered on                     , 20       .

[Remainder of Page Intentionally Left Blank]

B-1a

THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEES AS OF THE TIME OF ITS ISSUANCE.  DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT.  THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

Very truly yours,

[Borrower], a

By:
Name:
Title:

B-11

EXHIBIT B-2

Initial Transaction Statement

December , 2002

TO:

Attn:

This statement is to advise you that a notation of the pledge of the proceeds and distributions from the following equity interest has been made in the name of  as follows:

1.                                       Equity Interest:

The equity interests now owned or hereafter acquired by [Pledgor] in the undersigned [limited liability company/corporation].

2.                                       Registered Owner:

[Name and Address of Pledgor]

Taxpayer Identification Number:

3.                                       Registered Trustee:

Taxpayer Identification Number:

4.                                       There are no liens, restrictions or assignments of distributions or proceeds of the undersigned entity and no adverse claims known to the undersigned entity to which such equity interest is or may be subject except for restrictions on transfer set forth in the formation documents of such entity.

5.                                       The pledge was registered on                              , 20   .

[Remainder of Page Intentionally Left Blank]

B-2a

THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEES AS OF THE TIME OF ITS ISSUANCE.  DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT.  THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

Very truly yours,

By:	[Manager], a

By:
Name:
Title:

B-22

EXHIBIT C

Acceptance of Trustee’s Proposal under Section 8.06

[insert date]

[Address of            and specified Indenture Servicer

(collectively, “ Trustee”)

Gentlemen:

This letter agreement and waiver is being delivered by the undersigned, [                       ], (“Pledgor”) to Trustee in connection with that certain  Pledge and Security Agreement dated as of [     ,     ] by and between Trustee and Pledgor (“Pledge Agreement”).  All capitalized terms used herein, unless otherwise defined herein, shall have the meanings specified in the Pledge Agreement.

1.             As contemplated by Section 8.06 of the Pledge Agreement, Pledgor hereby accepts Trustee’s Strict Foreclosure Proposal to retain all right, title and interest in and to the Pledged Collateral, and agrees to ratify such retention at the direction of Trustee in accordance with such Section 8.06 and the other applicable provisions of the Indenture.

2.             This acceptance is irrevocable and unconditional, subject, however, to the terms of Section 5 below.

3.             All of the Interested Parties acknowledge and consent to the acceptance and agreements set forth in Section 1 and Section 2 hereof.

4.             In accordance with Section 9-624(c) of the UCC, each Distributing Entity, and each Interested Party, hereby waives, effective as of the date hereof, all of its rights under the UCC with respect to the  Indenture, the Pledge Agreement and the Pledged Collateral, if any, including any rights described in Section 9-623 of the UCC, in each case to the fullest extent such rights may be waived in accordance with the UCC (“UCC Waiver”).

5.             Notwithstanding the acceptance and UCC Waiver, Pledgor and Trustee shall not be required to consummate such retention by Trustee unless and until (a) twenty (20) days have elapsed after the delivery of such acceptance, and (b) none of the Interested Parties have caused the entire Obligations to be paid and satisfied in full within such twenty day period (a “Redemption”), and, if a Redemption is consummated pursuant to the terms of the Indenture and in accordance with applicable law, Pledgor’s acceptance shall be deemed to have been revoked with the consent of Trustee.

C-1

ACKNOWLEDGED AND AGREED:

[INSERT SIGNATURE BLOCKS OF EACH DISTRIBUTING ENTITY]

[                             ], a

By:
Name:
Title:

[General Partner], a

By:
Name:
Title:

C-2